Exhibit 10.1

FIRST AMENDING AGREEMENT

This First Amending Agreement is made as of the 1st day of August, 2019 among:

CENTURY RESORTS ALBERTA INC.

and

CENTURY CASINO ST. ALBERT INC.

and

CENTURY MILE INC.
(collectively, the "Borrowers")

and

BANK OF MONTREAL
(the "Lender")

WHEREAS the Borrowers and the Lender entered into a third amended and restated credit agreement dated as of June 30, 2018 (the "Original Credit Agreement") pursuant to which the Lender agreed to make certain credit facilities available to the Borrowers on and subject to the terms and conditions set out therein;

AND WHEREAS the parties hereto have agreed to enter into this first amending agreement to amend the Original Credit Agreement as provided for herein (the Original Credit Agreement, as amended by this First Amending Agreement is referred to as the "Credit Agreement");

NOW THEREFORE in consideration of the payment of the sum of ten dollars ($10.00) by each of the parties hereto to the others and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree with each other as follows:

1.	Amendments to Credit Agreement
1.1	The definition of "Credit B Maturity Date" in Section 1.1 of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

""Credit B Maturity Date" means the earlier of: (i) October 31, 2019; and (ii) the date the Obligations under this Agreement become due and payable as a result of the occurrence of an Event of Default that has not been waived by the Lender."

1.2	The definition of "Credit C Maturity Date" in Section 1.1 of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

""Credit C Maturity Date" means the earlier of: (i) October 31, 2019; and (ii) the date the Obligations under this Agreement become due and payable as a result of the occurrence of an Event of Default that has not been waived by the Lender."

1.3	The definition of "Credit F Maturity Date" in Section 1.1 of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

""Credit F Maturity Date" means the earliest to occur of the following dates: (i) the date on which a demand for payment is made by the Lender in respect of Credit F; (ii) October 31, 2019; (iii) the Project Construction Completion Date or, at the option of the Borrowers, the date on which the YEG REC achieves substantial performance within the meaning under Construction Lien Legislation, as evidenced by the receipt by the Lender of certificates of substantial performance (within the meaning of Construction Lien Legislation) in respect of the YEG REC issued by the Contractors; and (iv) the date on which the Obligations under this Agreement become due and payable as a result of the occurrence of an Event of Default that has not been cured or waived by the Lender."

2.	Confirmation of Security
2.1	Each of the Borrowers hereby:
(a)

covenants and agrees with and in favour of the Lender to continue to observe, perform, keep and be liable under and be bound by each covenant, provision, attornment, license, power, proviso, condition, indemnity, agreement and stipulation contained in the Credit Agreement and the Credit Documents to be performed by it and each Borrower hereby confirms and agrees with the Lender to continue to pay the principal sums with interest and applicable fees thereon and any and all other amounts owing from time to time at the times and manner set out in the Credit Agreement and the Credit Documents;

(b)

agrees that the Credit Agreement and the Credit Documents shall secure present and future further Advances made by the Lender to the Borrowers (or either of them) pursuant to the Credit Agreement and all other Obligations under the Credit Documents, as they may be amended, supplemented, restated, or replaced from time to time; and

(c)

confirms that all Credit Documents granted by the Borrowers (or either of them): (i) continue to mortgage, charge, pledge, assign and grant security interests to the Lender in and to the legal and beneficial title to all of the present and future real and personal property of the Borrowers (or either of them), as security for the payment and performance of the present and future indebtedness, liabilities and obligations of the Borrowers (and each of them) to the Lender under the Credit Agreement and the Credit Documents entered into by the Borrowers (or either of them), and (ii) continue to remain in full force and effect and each of the Borrowers hereby consents and agrees to the amendments to the Original Credit Agreement, as provided for in this First Amending Agreement.

3.	Certification
3.1	Each of the Borrowers hereby certifies to and in favour of the Lender that:
(a)

each of the representations and warranties made by it in the Credit Agreement and the other Credit Documents are complete, true and correct in all material respects on the date of this First Amending Agreement; and

(b)	no Default or Event of Default has occurred which is continuing.
4.	Conditions Precedent
4.1	At the time of the execution of this First Amending Agreement, the Lender shall be provided with or shall have conducted or confirmed the following:
(a)	a duly executed copy of this First Amending Agreement by the Borrowers, in form and substance satisfactory to the Lender; and
(b)	no event or circumstance shall have occurred that could reasonably be expected to have a Material Adverse Effect.

The terms and conditions of this Section 4 are inserted for the sole benefit of the Lender and may be waived by the Lender in whole or in part without terms and conditions.

5.	Miscellaneous
5.1	All capitalized terms used but not otherwise defined herein shall have the meanings respectively ascribed thereto in the Credit Agreement.
5.2

This First Amending Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same First Amending Agreement.  For the purposes of this Section 5.2, the delivery of a facsimile copy or pdf formatted copy of an executed counterpart of this First Amending Agreement shall be deemed to be valid execution and delivery of this First Amending Agreement, but the party delivering a facsimile copy or pdf formatted copy shall deliver an original copy of this First Amending Agreement as soon as possible after delivering the facsimile copy or pdf formatted copy.

5.3

This First Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in Alberta.  Each party to this First Amending Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of Alberta and all courts competent to hear appeals therefrom.

5.4	This First Amending Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.
5.5	The provisions of the Original Credit Agreement, as amended by the provisions of this First Amending Agreement, are hereby ratified, confirmed and approved.

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IN WITNESS WHEREOF the parties hereto have executed this First Amending Agreement as of the day and year first written above.

BANK OF MONTREAL,as Lender

Per:  /s/ Nicole Campbell    Name: Nicole CampbellTitle: Managing Director

CENTURY RESORTS ALBERTA INC.,
as Borrower

Per:  /s/ Margaret Stapleton    Name: Margaret StapletonTitle: Director

CENTURY CASINO ST. ALBERT INC.,
as Borrower

Per:  /s/ Margaret Stapleton    Name: Margaret StapletonTitle: Director

CENTURY MILE INC.,
as Borrower

Per:  /s/ Margaret Stapleton    Name: Margaret StapletonTitle: Director

Acknowledged and agreed to by each of the Guarantors this 1st day of August, 2019:

CENTURY CASINOS, INC.,as Guarantor

Per:  /s/ Margaret Stapleton    Name: Margaret StapletonTitle: Principal Financial/Accounting Officer

CENTURY RESORTS MANAGEMENT GMBH,as Guarantor

Per:  /s/ Andreas Terler    Name: Andreas TerlerTitle: Managing Director

CENTURY RESORTS INTERNATIONAL LTD.as Guarantor

Per:  /s/ Andreas Terler    Name: Andreas TerlerTitle: Director